Exhibit 99.1

Media contact: Heather West, 612-724-8760, heather@heatherwestpr.com

Tubelite announces expansion in Dallas/Fort Worth

Walker, Mich. (Feb. 2013) – Tubelite Inc., a leading manufacturer and supplier of architectural aluminum storefront, entrance and curtainwall systems in the United States, has announced it will be expanding its operational footprint during the second quarter of this year with the establishment of a new regional facility in the Dallas/Fort Worth area. The site selection is in progress and will be greater than 25,000 square feet.

“We are extremely proud and excited to be expanding upon our already-established presence within the Texas and South Central market with this new facility,” says Ken Werbowy, president of Tubelite. “This new facility will allow us to provide even faster lead-times and damage-free shipments to our existing customers in the region through the use of on-site CNC machining for door and frame fabrication, as well as warehousing stock products.”

Existing client services personnel, who currently are working out of the company’s Mesquite, Texas offices, will relocate to the new facility where they will join new hires for the operation. To complement the investment and commitment to the region, the company has begun recruiting for additional sales and architectural specification positions to further assist their customers in the area.

Werbowy adds, “This expansion strengthens our current strategy and commitment to both our glazing contractor clients, as well as distributors in the region.”

About Tubelite Inc.

Tubelite was established in 1945. The company’s headquarters, and primary distribution, warehousing and assembly operations are located in Walker, Mich. Its facility in Reed City, Mich., houses the company’s aluminum extrusion operation. The company is a subsidiary of Apogee Enterprises, Inc. (NASDAQ: APOG). Apogee, headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services.

Forward-Looking Statements

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. Apogee undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of Apogee, including the following: operational risks within (A) the architectural segment: i) competitive, price-sensitive and changing market conditions, including unforeseen project delays and cancellations; ii) economic conditions, material cost increases and the cyclical nature of the North American and Latin American commercial construction industries; iii) product performance, reliability, execution or quality problems that could delay payments, increase costs, impact orders or lead to litigation; and iv) the segment’s ability to fully and efficiently utilize production capacity; and (B) the large-scale optical segment: i) markets that are impacted by consumer confidence and trends; ii) dependence on a relatively small number of customers; iii) changing market conditions, including unfavorable shift in product mix and new competition; and iv) ability to fully

800.866.2227 • Fax 877.299.2414 • www.tubeliteinc.com • 3056 Walker Ridge Drive NW, Suite G, Walker, Michigan 49544

and efficiently utilize production capacity. Additional factors include: i) revenue and operating results that are volatile; ii) financial market disruption which could impact company, customer and supplier credit availability; iii) self-insurance risk related to a material product liability event and to health insurance programs; iv) cost of compliance with governmental regulations relating to hazardous substances; and v) foreign currency risk related to certain continuing operations. Apogee cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting Apogee’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of Apogee’s Annual Report on Form 10-K for the fiscal year ended March 3, 2012.

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800.866.2227 • Fax 877.299.2414 • www.tubeliteinc.com • 3056 Walker Ridge Drive NW, Suite G, Walker, Michigan 49544